EXHIBIT 4.2


                          SECURITIES PURCHASE AGREEMENT




                                 BY AND BETWEEN


                                  NUCLEUS, INC.

                                     AND THE

                                   PURCHASERS

                                  NAMED HEREIN







                                  JUNE 2, 1999


THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D ("REGULATION D") PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

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                          SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (the "Agreement" or the "Purchase Agreement") is entered into as of June 2, 1999, by and between NUCLEUS, INC., a Nevada corporation (the "Company"), and each of the undersigned (each a "Purchaser" and collectively the "Purchasers").

                                R E C I T A L S:

     WHEREAS, the Company is offering (the "Offering") for sale in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and Regulation D thereunder ("Regulation D"), shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"); and

     WHEREAS, each Purchaser wishes to subscribe for the number of shares of Common Stock and warrants to purchase shares of Common Stock set forth opposite each Purchaser's name on Schedule 1.1 hereto in accordance with the terms and conditions of this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.   SUBSCRIPTION AND CLOSING

          1.1 PURCHASE. Subject to the terms and conditions of this Agreement, the Purchasers hereby agree to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchasers, _______ shares of Common Stock (the "Shares") for $____ per share, or an aggregate purchase price of $_________. As additional consideration for the purchase of the Shares, the Company grants to the Purchasers warrants to purchase _______ shares of Common Stock (the "Warrants") upon the terms set forth in the form of warrant attached as Exhibit A, which terms are incorporated herein by reference and made a part hereof. The number of Shares and Warrants to be issued or granted to each Purchaser, and the aggregate purchase price therefor to be paid by each Purchaser, shall be as indicated on Schedule 1.1 hereto.

          1.2  PAYMENT OF PURCHASE PRICE AND DELIVERY OF SHARES AND
WARRANTS. Payment of the purchase price for the Shares by the Purchaser, and delivery of the Shares and Warrants by the Company (the "Closing"), shall occur upon the execution hereof or at such other date, time and place as the parties shall mutually agree in writing. The purchase price for the Shares is payable by wire transfer of immediately available funds. Certificates for the Shares and Warrants will be issued in the name of Purchasers.

          1.3 MULTIPLE PURCHASES. This Agreement may be executed by one or more Purchasers. In the event this Agreement pertains to a purchase by a single Purchaser, all references to the Purchasers or "each Purchaser" shall be deemed to refer to such single Purchaser.

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     2.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF COMPANY

     The Company represents and warrants to and covenants with the Purchasers as follows:

          2.1  ORGANIZATION, GOOD STANDING, AND QUALIFICATION.

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole.

               (b) Each subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Each such subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of such subsidiary.

          2.2 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Shares, the Warrants and shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares," and together with the Shares and Warrants, the "Securities"), has been taken.

          2.3 AGREEMENT. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the Purchaser, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          2.4 VALID ISSUANCE OF SHARES. When issued and delivered in accordance with the terms of this Agreement, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable, free and clear of any claims or pre-emptive rights, and (assuming the representations and warranties of the Purchaser herein are true and correct in all material respects) will have been issued in compliance with all applicable federal and state securities law.

          2.5 SEC REPORTS. The Company has timely filed all forms, reports and documents with the Securities and Exchange Commission (the "Commission") since January 1, 1998, required to be filed by it under the Securities Exchange Act of 1934, as amended (the "1934 Act"), through the date hereof (collectively, the "SEC Reports"). Such SEC Reports, at the time filed, complied as to form in all material respects with the requirements of the 1934 Act.

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          2.6  CURRENT PUBLIC INFORMATION. The Company's Common Stock is
registered under Section 12(b) or 12(g) of the 1934 Act. The Company has delivered to the Purchaser copies of the Company's most recent annual report on Form 10-K/SB (the "Annual Report"), each Quarterly Report on Form 10-Q/SB since the date of its Annual Report, the most recent proxy statement for its Annual Meeting of Shareholders, and each interim report on Form 8-K filed by the Company since the date of its Annual Report.

          2.7 NO CONFLICTS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or bylaws of the Company, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any existing applicable decree, judgment or order of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets.

          2.8 COMPLIANCE WITH LAWS. As of the date hereof, the conduct of the business of the Company complies in all material respects with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, except for non -compliance which would not have a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Company (a "Material Adverse Effect"). The Company has not received notice of any alleged violation of any statute, law, regulation, ordinance, rule, judgment, order or decree from any governmental authority, which would have a Material Adverse Effect.

          2.9 LITIGATION. Except as disclosed in the SEC Reports, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company, or any of its properties, which could reasonably be expected to result in any material adverse change in the business, properties, results of operations, condition (financial or otherwise), or prospects of the Company, or which could reasonably be expected to materially and adversely affect the properties or assets of the Company or which could reasonably be expected to interfere with the Company's ability to consummate the transactions contemplated by this Agreement.

          2.10 PRIOR PRIVATE PLACEMENTS. The offer and sale of the Securities are exempt from registration under Section 5 of the Act. Neither the Company nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Securities) which would subject the offering or issuance or sale of the Securities to the registration requirements of Section 5 of the Act.

          2.11 COMMISSIONS. Except for a fee payable by the Company to ________ for services rendered to the Company in the amount of $_______, no person, firm or corporation will be entitled to receive any brokerage fee, commission or other similar payment from the Company

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in connection with the consummation of the transactions contemplated hereby and the Company shall not make any such payment to any person, firm or corporation.

     3. REPRESENTATIONS AND WARRANTIES OF PURCHASERS; ACCESS TO INFORMATION; INDEPENDENT INFORMATION; INDEPENDENT INVESTIGATION

     Each Purchaser represents and warrants to the Company as follows:

          3.1 INDEPENDENT INVESTIGATION. Each Purchaser, in offering to purchase the Securities hereunder, has, prior to the date hereof, been given access to and the opportunity to examine all books, records and material contracts and documents of the Company and to meet with and ask questions of the Company's management. In making its investment decision to purchase the Securities, no Purchaser is relying on any oral or written representations or assurances from the Company or any other person or any representation of the Company or any other person other than as set forth in this Agreement, the SEC Reports or in a document executed by a duly authorized representative of the Company making reference to this Agreement. Each Purchaser has such experience in business and financial matters that it is capable of evaluating the risk of its investment and determining the suitability of its investment. Each Purchaser is a sophisticated investor, as defined in Rule 506(b)(2)(ii) of Regulation D under the Act, and an "accredited investor" as defined in Rule 501 of Regulation D under the Act.

          3.2 ECONOMIC RISK. Each Purchaser understands and acknowledges that an investment in the Securities involves a high degree of risk, including a possible total loss of investment. Each Purchaser represents that it is able to bear the economic risk of an investment in the Securities.

          3.3 NO GOVERNMENT RECOMMENDATION OR APPROVAL. Each Purchaser understands that no federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the Company, this transaction or the subscription of the Securities.

          3.4  NO REGISTRATION. Each Purchaser understands that the
Securities have not been registered under the Act and are being offered and sold pursuant to an exemption from registration contained in the Act based in part upon the representations of the Purchasers contained herein. The Shares and Warrant Shares do, however, carry certain registration rights as set forth in the Registration Rights Agreement dated the date hereof and executed by the parties hereto in connection herewith (the "Registration Rights Agreement").

          3.5 NO PUBLIC SOLICITATION. Without conducting any independent investigation, no Purchaser knows of any public solicitation or advertisement of an offer in connection with the proposed issuance and sale of the Securities.

          3.6 INVESTMENT INTENT. Each Purchaser is acquiring the Securities for its own account, for investment and not with a view to the distribution thereof. Each Purchaser understands that except as set forth in the Registration Rights Agreement, the Company has no present intention

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of registering any such sale of the Securities. Each Purchaser represents and warrants to the Company that it has made no predetermined arrangements to sell the Securities (other than the registration provisions contained in the Registration Rights Agreement, which pertain only to a potential method of disposing of the Shares and Warrant Shares).

          3.7 INCORPORATION AND AUTHORITY. Each Purchaser has the full power and authority to execute, deliver and perform this Agreement and to perform its obligations hereunder. The Agreement has been duly approved by all necessary action of each Purchaser, including any necessary shareholder approval, has been executed by persons duly authorized by each Purchaser, and constitutes a valid and legally binding obligation of each Purchaser, enforceable in accordance with its terms.

          3.8 NO RELIANCE ON TAX ADVICE. Each Purchaser has reviewed with its own tax advisors the foreign, federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. Each Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that each Purchaser (and not the Company) shall be responsible for its own income tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

          3.9 INDEPENDENT LEGAL ADVICE. Each Purchaser acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel. The Purchaser is relying solely on such counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement, except for the representations, warranties and covenants set forth herein.

     4.   LEGENDS; SUBSEQUENT TRANSFER OF SECURITIES

          4.1 LEGENDS. The certificate(s) representing the Securities shall bear a legend substantially as set forth on the cover page of this Agreement and any other legend, if such legend or legends are reasonably required to comply with state, federal or foreign law.

     5.   COVENANTS OF THE COMPANY

          5.1 USE OF PROCEEDS. The Company shall use the net proceeds from the sale of the Securities for general corporate purposes, including acquisition or merger consideration with respect to any acquisition that may be consummated by the Company.

          5.2 REGISTRATION RIGHTS. The Company will grant the Purchasers registration rights covering the Shares and Warrant Shares as set forth in the Registration Rights Agreement. In the event the registration statement contemplated by the Registration Rights Agreement is not declared effective by the Commission within ninety days (90) following the Closing contemplated herein, the Company shall pay to the Purchasers, as liquidated damages and not as a penalty, the aggregate sum of $1,393 for each day the registration statement has not been declared effective

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following such ninety (90) day period. Any liquidated damages shall be paid in cash by the Company on a pro rata basis to the Purchasers on the last day of each calendar month in which a payment obligation arises.

          5.3 VALID ISSUANCE OF WARRANT SHARES. When issued and delivered in accordance with the Warrant, the Warrant Shares will be duly and validly issued, fully paid and non-assessable, free and clear of any claims or pre-emptive rights and will have been issued in compliance with all applicable federal and state securities laws.

     6.   COVENANTS OF THE PURCHASERS

          6.1 NO SALE IN VIOLATION OF THE ACT. Each Purchaser further covenants that it will not make any sale, transfer or other disposition of the Securities in violation of the Act or the rules and regulations of the Commission promulgated thereunder. Each Purchaser acknowledges and agrees that the Securities may and will only be resold (i) pursuant to a Registration Statement under the Act; or (ii) pursuant to an exemption from registration under the Act.

     7.   CONDITIONS TO CLOSING; DELIVERIES AT CLOSING

          7.1 CONDITIONS TO PURCHASERS' OBLIGATIONS TO CLOSE. The obligations of the Purchasers to purchase the Shares and the Warrants offered hereunder are conditioned on the fulfillment or waiver of the following:

               (a) the execution and delivery of this Agreement, the Warrant and the Registration Rights Agreement by the Company; and

               (b) all the representations and warranties of the Company in this Agreement as of the date hereof shall be true and correct at the Closing as if made on such date, and the Company shall have performed all actions required hereunder.

          7.2 CONDITIONS TO THE COMPANY'S OBLIGATION TO CLOSE. The obligation of the Company to sell the Shares offered hereunder are conditioned on the fulfillment or waiver of the following:

               (a) the execution and delivery of this Agreement and the Registration Rights Agreement by the Purchasers; and

               (b) all the representations and warranties of the Purchasers made in this Agreement as of the date hereof shall be true and correct at the Closing as if made on such date, and the Purchasers shall have performed all actions required hereunder.

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     8.   GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, applicable to agreements made in and wholly to be performed in that jurisdiction without regards to the choice of law rules of such state, except for matters arising under the Act or the 1934 Act which matters shall be construed and interpreted in accordance with such laws. Any action brought to enforce, or otherwise arising out of, this Agreement shall be heard and determined in either a federal or state court sitting in the County of Cook, State of Illinois.

     9.   ENTIRE AGREEMENT; AMENDMENT

     This Agreement, the Registration Rights Agreement, and any other document delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     10.  NOTICES, ETC.

     Any notice, demand or request required or permitted to be given by either the Company or any Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or by facsimile, with a hard copy to follow by two day courier addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

     11.  CONFIDENTIALITY

     Each Purchaser will keep confidential all non-public information regarding the Company that each receives from the Company unless disclosure of such information is compelled by a court or other administrative body or otherwise necessary, in the opinion of Purchasers' counsel, to comply with applicable law. Neither party shall disclose any information regarding any of the transactions contemplated hereby without the prior consent of the other party, unless such disclosure is required in filings made with the Commission. The Company and its officers and directors have not provided the Purchasers with any material non-public information.

     12.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. A facsimile transmission of a signature hereto shall be valid as if an original and binding on all parties.

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     13.  SEVERABILITY

     In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     14.  TITLES AND SUBTITLES

     The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     15.  PARTIES IN INTEREST CITED

     This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. All representations, warranties, covenants and agreements of each party hereto shall survive the Closing contemplated herein for a period of two (2) years.

     The undersigned Purchasers acknowledge that this subscription shall not be effective unless executed by the Company as indicated below.

                            [Signature page follows]

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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


COMPANY:                                          PURCHASERS:

NUCLEUS, INC.                                     _________________________

150 North Michigan Avenue                         _________________________
Suite 3610
Chicago, IL 60601                                 _________________________

By:_____________________________                  _________________________
     John C.  Paulsen, President

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                                  SCHEDULE 1.1

                                   PURCHASERS

                     No. of Shares of
                          Common           No. of Warrants        Aggregate
       Name           Stock Purchased         Granted          Purchase Price
       ----           ---------------         -------          --------------

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                                    EXHIBIT A

                                                                  WARRANT NO.___

THE WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                               WARRANT TO PURCHASE
                            SHARES OF COMMON STOCK OF
                                  NUCLEUS, INC.

                                                         _____________ ___, 1999

     This certifies that, for value received pursuant to that certain
Securities Purchase Agreement, dated as of ________, 1999, by and among Nucleus, Inc., _______________________ and certain other purchasers, _____________ (the
"Warrant Holder"), is entitled to purchase from Nucleus, Inc., a Nevada corporation (the "Company"), at any time prior to 5:00 p.m. Chicago time on the second anniversary of the date hereof (the "Expiration Date") _______________
( ) fully paid and non-assessable shares of the Company's Common Stock, par value $.001 per share (the "Common Stock;" the Common Stock purchasable upon exercise of this Warrant is herein called the "Common Shares"), at a price per share of Four and 75/100 Dollars ($4.75) (the "Exercise Price"). The number of Common Shares purchasable hereunder and the Exercise Price are subject to adjustment as provided below.

     If the Expiration Date shall be a holiday in the State of Illinois or a day on which banks are authorized to close in the State of Illinois, then the Expiration Date shall be the next following day which in the State of Illinois is not a holiday or a day on which banks are authorized to close. If this Warrant is not exercised at or before 5:00 p.m. Illinois time, on the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease.

     1.   EXERCISE; FRACTIONAL SHARES.

          (a) The Warrant Holder may exercise this Warrant, in whole or in part, upon surrender of this Warrant with the Exercise Form hereon duly executed, to the Company at Nucleus Inc., 150 North Michigan Avenue, Chicago, Illinois 60601, or at such other address as the Company may designate by notice given to the Warrant Holder in accordance with the terms hereof, together with payment in full of the Exercise Price in lawful money of the United States, by wire transfer of immediately available funds or certified check or bank draft payable in United States Dollars to the

                                       A-1

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order of the Company, for each Common Share to be purchased and upon compliance with and subject to the conditions set forth herein.

          (b) Upon surrender of this Warrant with the Exercise Form duly executed and accompanied by payment of the aggregate Exercise Price for the number of Common Shares for which this Warrant is then being exercised, the Company will cause to be issued certificates for the total number of Common Shares for which this Warrant is being exercised as are required for delivery, within fifteen (15) days of such exercise, to the Warrant Holder, and the Company shall thereupon deliver such certificates to the Warrant Holder. This Warrant shall be deemed to have been exercised in whole or in part immediately prior to the close of business on the date this Warrant is surrendered and payment is made as provided herein.

          (c)  The Company shall not be required to issue any fractional
Common Shares in connection with the exercise of this Warrant. In any case where the Warrant Holder would be entitled under the terms of this Warrant to receive a fraction of a Common Share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant and receipt of the Exercise Price, issue the largest number of whole shares purchasable upon exercise of this Warrant unless the Company has subdivided the shares of Common Stock. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a Common Share to which the Warrant Holder would otherwise be entitled and the Warrant Holder, by the acceptance of this Warrant, expressly waives his right to receive a certificate of any fraction of a Common Share upon the exercise hereof.

     2.   ADJUSTMENT.

          (a) If prior to the exercise of this Warrant, the Company shall have effected one or more stock split-ups or other subdivisions or combinations of Common Stock, the number of Common Shares subject to this Warrant shall (i) be proportionately increased if a net increase shall have been effected (in the case of split-up in or subdivision of) the number of shares of Common Stock; or (ii) be proportionately reduced if a net reduction (in the case of a combination) shall have been effected in the number of shares in Common Stock. Upon the occurrence of an event described in this subparagraph (a), the Exercise Price shall be subject to a proportionate reduction under clause (i) or a proportionate increase under clause (ii), as the case may be.

          (b) In case of any capital reorganization of the Company or of any reclassification of the Common Stock, or the consolidation or merger of the Company with any other corporation or entity, after such capital reorganization, reclassification, or consolidation, this Warrant will be exercisable, upon the terms and conditions specified in this Warrant, for the number of shares of Common Stock or other securities or property which the Warrant Holder would have been entitled to receive upon the capital reorganization, reclassification, consolidation or merger if this Warrant had been exercised immediately before the first such capital reorganization, reclassification, or consolidation or immediately before the effective date of such merger. The subdivision or combination of Common Shares at any time outstanding into a greater or lesser number of Common Shares shall not be deemed to be a reclassification of the Common Shares of the Company for the purposes of this paragraph.

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          (c)  Whenever the number of Common Shares are adjusted, the
Company shall compute the adjusted number and the resulting adjustment to the Exercise Price and shall prepare a certificate signed by its President or a Vice-President setting forth the adjustment and the facts requiring the adjustment and upon which the calculation is based, and that certificate shall forthwith be mailed to the Warrant Holder.

          (d) The form of Warrant need not be changed because of any change in the number of Common Shares purchasable upon exercise of this Warrant and Warrants issued after such change may state the same Exercise Price and the same number of Common Shares as are stated in the form of Warrant initially issued.

     3.   COMPANY COVENANTS.

          (a) The Company covenants and agrees that at all times it shall reserve and keep available for the exercise of this Warrant such number of authorized Common Stock as are sufficient to permit the exercise in full of this Warrant.

          (b) The Company covenants that all Common Shares issued on exercise of this Warrant will be validly issued, fully paid, nonassessable and free of preemptive rights.

     4.   REGISTRATION RIGHTS.

     The Common Shares that may be issued to the Warrant Holder upon exercise of the Warrant are entitled to the registration rights set forth in the Registration Rights Agreement of even date herewith between the Company and the Warrant Holder.

     5.   MISCELLANEOUS.

          (a) The Warrant Holder, as such, shall not be entitled to any rights, including, without limitation, voting rights, as a shareholder of the Company, until this Warrant shall have been exercised as provided herein.

          (b) If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant.

          (c) Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrant Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes and the Company shall not be affected by any notice to the contrary.

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

          (d) This Warrant and the Common Shares may not be sold, transferred, assigned, hypothecated or otherwise disposed of except to an entity or person, who (i) in the opinion of counsel reasonably satisfactory to the Company, is a person to whom this Warrant or Common Shares may legally be transferred without registration under any federal or state securities law or regulation, and (ii) who agrees to comply with the provisions of this Warrant with respect to any further resale or disposition of such securities.

          (e) All of the Company's covenants and provisions of this Warrant shall bind and inure to the benefit of its successors and assigns hereunder.

          (f) Any notice or demand pursuant to this Warrant to be given or made by the Warrant Holder to or on behalf of the Company shall be sufficiently given or made when delivered or sent by registered or certified mail, postage prepaid, return receipt requested, and addressed, until another address is designated in writing by the Company, as follows:

                      Nucleus, Inc.
                      150 N. Michigan Avenue
                      Chicago, Illinois 60601
                      Attention:  John C. Paulsen, President

          (g) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Warrant.

          (h) The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Illinois.

     IN WITNESS WHEREOF, this Warrant has been duly executed by the Company this ___ day of ___________________, 1999.

                                                NUCLEUS, INC.


                                                By:  ___________________________
                                                     John C. Paulsen, President

                                  EXERCISE FORM
                                  -------------
                 (To be Executed by A Warrant Holder Who Desires
                  To Exercise The Warrant In Whole Or In Part)

                                                       ___________________, 19__

Nucleus, Inc.
150 N. Michigan Avenue
Chicago, Illinois 60601


Undersigned:

                  (                              )
                  Please insert Tax Identification
                  Number Warrant Holder

hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, Nucleus, Inc. _________ shares of Common Stock, no par value $.001 per share, of Nucleus, Inc. ("Common Shares") provided for therein (or, if adjusted pursuant to Section 3 of the Warrant, such number of shares calculated pursuant to Section 3 thereof) and tenders payment herewith to the order of Nucleus, Inc. in the amount of the product of the Exercise Price, as that term is defined in the Warrant, times the number of Common Shares purchased. The undersigned requests that certificates for such Common Shares be issued as follows:

Name:               ____________________________

Address:            ____________________________

Deliver to:         ____________________________

Address:            ____________________________


Tax Identification
Number:             ____________________________

Signature:          ____________________________

Date:               ____________________________

NOTE: THE SIGNATURE OF THIS EXERCISE MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANTY IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.